UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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BOXLIGHT CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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To Our Shareholders:

Thank you for your continued support of Boxlight. Despite another year of global turmoil and uncertainty, Boxlight continues to see robust demand for our solutions and our future is extremely bright.

Earlier this month, we reported our financial results for Q2 2022, delivering our seventh consecutive quarter of double-digit or greater revenue growth. For the trailing 12 months ended June 30, 2022, we reported $218 million in revenue and $12 million in Adjusted EBITDA, with revenue growing by 79% and Adjusted EBITDA by 76% over the prior year period. We also concluded the second quarter with $56 million in backorders, the strongest pipeline in our history, and a healthy balance sheet with $54 million in working capital and $44 million in net assts.

As further evidence of our optimism, we have reiterated our full year 2022 guidance of $250 million in revenue and $26 million in Adjusted EBITDA.

The dramatic improvement in our financial performance over recent quarters is a direct result of our tremendous employees, industry-best solutions and loyal channel partners.

Our mission is to be a leading provider of innovative and effective interactive technologies. We are committed to driving durable, long-term shareholder value through realizing our mission and executing on our commitment to sustainable growth and profitability.

Chairman & CEO
Sincerely, Michael Pope Chairman & CEO

Notice of Annual Meeting of Shareholders

DATE AND TIME	VIRTUAL MEETING	RECORD DATE
Monday, October 10, 2022 at 11 am ET	This year’s meeting will be held online at: www.virtualshareholdermeeting.com/BOXL2022	August 15, 2022

ITEMS OF BUSINESS	BOARD VOTING RECOMMENDATION
Proposal No. 1: Elect seven (7) Directors named in the attached Proxy Statement to serve until the 2022 Annual Meeting of Shareholders	FOR each director nominee
Proposal No. 2: To ratify appointment of FORVIS LLP as the Company’s independent accountants for the fiscal year ended December 31, 2022.	FOR
Proposal No. 3: To approve (on an advisory basis) the Company’s executive compensation.	FOR
Proposal No. 4: To transact any other business as may properly be presented at the Annual Meeting or any adjournment thereof.	FOR

Shareholders will also consider such other business as may properly be presented before the Annual Meeting or any adjournment thereof.

This notice, proxy statement and voting instructions are being mailed to shareholders beginning on or about August 16, 2022

Your vote is important

Regardless of whether you plan to attend the live virtual meeting, we encourage you to vote as soon as possible in one of the following ways:

VIA THE INTERNET	BY TELEPHONE	BY MAIL	AT THE VIRTUAL MEETING
Visit the web site listed on your proxy card	Call the telephone number on your proxy card	Sign, date, and return your proxy card in the enclosed envelope	Attend the Annual Meeting online at www.virtualshareholdermeeting.com/BOXL2022

Michael Pope
Chairman & CEO

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on Monday, October 10, 2022 at 11 am ET. Our Proxy Statement and Annual Report are available online on our website at www.boxlight.com.

Proxy Summary

About the Meeting

DATE AND TIME October 10, 2022 at 11 am ET VIRTUAL MEETING The annual meeting can be accessed virtually via the Internet by visiting www.virtualshareholdermeeting.com/BOXL2022		RECORD DATE August 15, 2022 STOCK EXCHANGE Boxlight’s common stock is listed on the Nasdaq Capital market under the symbol “BOXL.”
PROXY VOTING

Internet	Virtual Meeting	Phone	Mail
Visit the web site listed on your proxy card	Attend the Annual Meeting online at www.virtualshareholdermeeting.com/BOXL2022	Call the telephone number on your proxy card	Sign, date, and return your proxy card in the enclosed envelope

PROPOSAL 1: ELECTION OF DIRECTORS

The Board of Directors recommends that you vote FOR each director nominee. These individuals bring a range of relevant experiences and overall diversity of perspectives that is essential to good governance and leadership of our company.

PROPOSAL 2: RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTING FIRM

The Board of Directors recommends that you vote FOR the ratification of the Company’s independent auditors, FORVIS LLP (“FORVIS”). FORVIS acquired our predecessor auditing firm, Dixon Hughes Goodman LLP on June 1, 2022. Continuing with FORVIS as our independent public accounting firm will provide us with continuity in our auditing services. In addition, we believe FORVIS has sufficient knowledge and experience to provide our company with a wide range of accounting services that are on par with the best offered in the industry.

PROPOSAL 3: EXECUTIVE COMPENSATION

The Board of Directors recommends that you vote FOR the approval of the Company’s executive compensation plan, on an advisory basis. We believe the numbers that we have prepared are fair and in the best interest of the Company’s executives and shareholders alike.

BOXLIGHT CORPORATION	1

introduction to our Board of Directors

Name and Position	Age	Other Public Board Memberships	Committee Memberships
			Audit	Compensation	Nominating & Corporate Governance
MICHAEL POPE CHAIRMAN & CHIEF EXECUTIVE OFFICER OF THE COMPANY	42	Novo Integrated Sciences, Inc. Focus Universal, Inc.
James Mark Elliott NON-EXECUTIVE DIRECTOR	70
Tiffany Kuo NON-EXECUTIVE DIRECTOR	33
Rudolph F. Crew INDEPENDENT DIRECTOR	71		M	M	M
Dale Strang INDEPENDENT DIRECTOR	62		M	C	M
R. Wayne Jackson INDEPENDENT DIRECTOR	65		C	M
Charles P. Amos INDEPENDENT DIRECTOR	55				C

C = Chair   I   M = Member

2	2022 PROXY STATEMENT

Compensation Highlights

WHAT WE DO

Our Board of Directors has established standing committees in connection with the discharge of its responsibilities. These committees include an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. Our Board of Directors has adopted written charters for each of these committees. Copies of the charters are available on our website at www.boxlight.com. Our Board of Directors may establish other committees as it deems necessary or appropriate from time to time.

WHAT WE DO NOT DO

●
We do not allow repricing of stock options without shareholder approval.
●
We do not provide change of control payments or gross-up of related excise taxes.
●
Dividend equivalents will not be paid unless vesting and performance conditions for Restricted Stock Units (RSUs), to which such rights attach, are met.
●
We do not provide significant perquisites to our named executive officers.

BOXLIGHT CORPORATION	3

Board of Directors and Corporate Governance

Below is biographical information about each of our Directors:

Michael Pope. Mr. Pope was appointed by our Board on March 20, 2020 to serve as our Chief Executive Officer and Chairman. From July 2015 until November 2020, Mr. Pope also served as our president and he has been a director of our Company since September 18, 2014. Mr. Pope served as Managing Director at Vert Capital, a Los Angeles based merchant bank, and its affiliates from October 2011 to October 2016, managing portfolio holdings in the education, consumer products, technology and digital media sectors. Prior to joining Vert Capital, from May 2008 to October 2011, Mr. Pope was Chief Financial Officer and Chief Operating Officer for the Taylor Family in Salt Lake City, managing family investment holdings in consumer products, professional services, real estate and education. Mr. Pope also held positions including senior SEC reporting at Omniture (Nasdaq: OMTR) and Assurance Associate at Grant Thornton. Mr. Pope holds an active CPA license and serves on the Boards of various organizations. Mr. Pope earned his undergraduate and graduate degrees in accounting from Brigham Young University with academic honors. Our Board of Directors believes Mr. Pope’s industry experience, as well as his extensive finance and operations experience, uniquely position him to lead the Company through our next phase as a company.

James Mark Elliott. Mr. Elliott is a director on our Company’s Board of Directors, a position he has held since 2014. Prior to that, Mr. Elliot served as our Chief Commercial Officer from January, 2020 until January 2021. He previously served as our Chief Executive Officer from September 2014 until January 2020 and has served as a director since September 2014. From 2012 to date, Mr. Elliott has also served as the President of Genesis. From 2005 through 2012, he was the President of Promethean, Inc., a manufacturer and distributor of whiteboards and interactive learning devices and led the team that grew Promethean in the Americas from $5 million in revenue to $250 million, with over 1,300,000 interactive whiteboards installed around the world. Throughout his career, Mr. Elliott has held senior executive roles, including president, senior vice president or director roles with Apple Computer, Lawson Software, E3 Corporation, PowerCerv Technologies, Tandem Computers, and Unisys/Burroughs. Mr. Elliott received a BBA in Economics from the University of North Georgia and a Master of Science degree in Industrial Management from Georgia Institute of Technology. Based on Mr. Elliott’s position as the chief executive officer of both the Company and Genesis, and his executive level experience in interactive learning devices and computer technology industries, our Board of Directors believes that Mr. Elliott has the appropriate set of skills to serve as a member of our Board of Directors.

Tiffany Kuo. Ms. Kuo has been a director of our Company since September 18, 2014. Ms. Kuo has been a General Management Consultant in Strategy and Operations for Deloitte Consulting, LLP in Houston, TX since August 2011. Ms. Kuo graduated from Rice University with a Bachelor of Science and Master of Science in Electrical Engineering in 2011 and is currently in the Sloan Master of Business Administration Program at The Massachusetts Institute of Technology. We believe that Ms. Kuo’s experience in business strategy and operations at Deloitte Consulting, LLP adds value and insight to our Board of Directors.

4	2022 PROXY STATEMENT

Rudolph F. Crew. Dr. Crew has been a director of our Company since April 1, 2015. Since August 2013, Dr. Crew has served as the president of Medgar Evers College. From July 2012 to July 2013, he was the chief education officer at Oregon Education Investment Board, overseeing the PK-16 system. From September 2011 to July 2012, Dr. Crew served as the president of K12 Division at Revolution Prep, a company that offers preparation courses for the SAT and ACT standardized achievement tests. Prior to that, from January 2009 to July 2013, he was a professor at USC Rossier School of Education, teaching graduate school courses. From January 2009 to September 2011, Dr. Crew also served as the president of Global Partnership Schools, an organization offers planning support services and collaborative programs to public schools and school districts. Dr. Crew received his bachelor’s degree in management from Babson College in 1972. He earned his master’s degree in urban education in 1973 and his doctoral degree in educational administration in 1978, both from the University of Massachusetts. We believe that Dr. Crew’s in-depth knowledge and extensive experience in education field make him a valuable member of our Board of Directors.

Dale Strang. Mr. Strang has been a director of our company since August 10, 2017. He has served as a Senior Vice President of Media Strategy & Operations at Healthline Networks since 2015. Mr. Strang was President and Chief Executive officer of SpinMedia from 2013 to 2015. Mr. Strang was the Chief Executive Officer and President at Viximo from 2010 to 2012. Mr. Strang has over 25 years of media experience with successful businesses including IDG, Ziff-Davis and IGN/Fox Interactive. Mr. Strang has more than 18 years of experience in consumer technology and video game publishing, including 14 years at the senior management level. He served as Executive Vice President and General Manager, Media Division, of IGN Entertainment. In this position, he oversaw advertising sales, marketing and the production of editorial content for all IGN entertainment media properties. We believe Mr. Strang’s experience in business, advertising and marketing will add value and insight to our Board of Directors.

R. Wayne Jackson. Mr. Jackson has been a director of our company since June 2020. From July 2015 to December 2019, Mr. Jackson served as the Chief Financial Officer of Secureworks Corp. Before joining Secureworks Corp., from May 2003 until June 2015, Mr. Jackson was a partner at PricewaterhouseCoopers, LLP, an independent registered public accounting firm (“PwC”). At PwC, Mr. Jackson was the lead engagement partner for a number of the firm’s largest public company clients before leaving the firm in June 2015. In addition, he served as the global leader of PwC’s Entertainment and Media Group from June 2004 through June 2007. Mr. Jackson also served at PwC in a variety of roles between July 1979 and January 2000, including a partner in its Entertainment, Media and Communications group from 1991 through 1999. From January 2000 to October 2002, Mr. Jackson was Chief Financial Officer and Senior Vice President of Concert Communications Services (“Concert”), a global joint venture created by AT&T Inc. and British Telecommunications plc, two global telecommunications companies. In his role as Chief Financial Officer of Concert, Mr. Jackson was responsible for all finance, treasury, budget, planning and forecast functions for the company. Mr. Jackson is a certified public accountant, and his experiences as an experienced CFO and partner at PwC qualify him as a financial expert.

Charles P. Amos. Mr. Amos has been a director of our company since June 2020 and is a 30-year veteran of the education market and has served in a number of leadership and Board positions over that time. Most recently Mr. Amos served as the CEO of GuideK12, a K-12 education focused data analytics company from June 2012 to February of 2020. GuideK12 was acquired by Forecast 5 in February of 2020. He has been CEO of The Amos Group since August of 2007. Prior to 2008, Mr. Amos served as the CEO and Chairman of Atomic Learning (now called Hoonuit), as well as serving in sales leadership positions at Apple and EdTech, LLC. Mr. Amos received a B.S. in Business with an emphasis on finance. Mr. Amos’ 30 years of experience in the US and international K-12 market and his long track record as a successful entrepreneur makes him ideally suited to and valued as a member of our Board of Directors.

BOXLIGHT CORPORATION	5

BOARD DIVERSITY matrix

We believe that our Board of Directors should consist of individuals reflecting the diversity represented by our employees, customers, and the communities in which we operate. The below table provides information related to the composition of our Board members and nominees. Each of the categories listed in the below table has the meaning as it is used in Nasdaq Rule 5605(f).

Total Number of Directors: XX	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	1	6	-	-
Part II: Demographic Background
African American or Black	-	1	-	-
Alaskan Native or Native American	-	-	-	-
Asian	1	-	-	-
Hispanic or Latinx	-	-	-	-
Native Hawaiian or Pacific Islander	-	-	-	-
White	-	4	-	-
Two or More Races or Ethnicities	-	-	-	-
LGBTQ+	-
Did Not Disclose Demographics Background	-

6	2022 PROXY STATEMENT

nominees for Director

Michael Pope Chief Executive Officer and Director	Age: 42 Director since: September 2014 Committees: N/A

James Mark Elliott Non-Executive Director	Age:70 Director since: September 2014 Committees: N/A

Tiffany Kuo Non-Executive Director	Age: 33 Director since: September 2014 Committees: N/A

Rudolph F. Crew Independent Director	Age: 71 Director since: August 2015 Committees: Audit, Compensation, and Nominating & Corporate Governance

Dale Strang Independent Director	Age: 62 Director since: August 2017 Committees: Audit, Compensation (Chair), and Nominating & Corporate Governance

R. Wayne Jackson Independent Director	Age: 65 Director since: June 2020 Committees: Audit (Chair), Compensation

Charles P. Amos Independent Director	Age: 55 Director since: June 2020 Committees: Nominating & Corporate Governance (Chair)

BOXLIGHT CORPORATION	7

Director Independence

As of the date of this Annual Report, Dr. Rudy Crew and Messrs. Dale Strang, Charles P. Amos and R. Wayne Jackson are our independent Directors. As a Nasdaq listed company, we believe that the foregoing Directors satisfy the definition of “Independent Director” under Nasdaq Rule 5605(a)(2). In making this determination, our Board of Directors considered the relationships that each of these non-employee Directors has with us and all other facts and circumstances our Board of Directors deemed relevant in determining their independence. As required under applicable NASDAQ rules, we anticipate that our independent Directors will meet on a regular basis as often as necessary to fulfill their responsibilities, including at least annually in executive session without the presence of non-independent Directors and management.

Board Leadership Structure

Mr. Pope holds the positions of Chief Executive Officer and Chairman of the Board of the Company. The Board of Directors believes that Mr. Pope’s services as both Chief Executive Officer and Chairman of the Board is in the best interest of the Company and its shareholders. Mr. Pope possesses detailed and in-depth knowledge of the issues, opportunities and challenges facing us in our business and is thus best positioned to develop agendas that ensure that the Board’s time and attention are focused on the most critical matters relating to the Company’s business. His combined role enables decisive leadership, ensures clear accountability, and enhances the Company’s ability to communicate its message and strategy clearly and consistently to our shareholders, employees and customers.

The Board of Directors has not designated a lead director. The independent Directors can call and plan their executive sessions collaboratively and, between meetings of the Board, communicate with management and one another directly. Under these circumstances, the Directors believe designating a lead director to take on responsibility for functions in which they all currently participate might detract from rather than enhance performance of their responsibilities as Directors.

The Board has not designated a lead independent director. The independent directors can call and plan their executive sessions collaboratively and, between meetings of the Board, communicate with management and one another directly. Under these circumstances, the Directors believe designating a lead independent director to take on responsibility for functions in which they all currently participate might detract from rather than enhance performance of their responsibilities as Directors.

The Board of Directors receives regular reports from the Chief Executive Officer and members of senior management on operational, financial, legal and regulatory issues and risks. The Audit Committee of the Board of Directors additionally is charged under its charter with oversight of financial risk, including the Company’s internal controls, and it receives regular reports from management, the Company’s internal auditors and the Company’s independent auditors. Whenever a committee of the Board receives a report involving risk identification, risk management or risk mitigation, the chairman of the committee reports on that discussion, as appropriate, to the full Board during the next Board meeting.

8	2022 PROXY STATEMENT

Board Meetings and Committees

The Board of Directors held 10 meetings and 17 actions by written consent during 2021. During 2021, no director attended fewer than 75% of the meetings of the Board of Directors and Board committees of which the director was a member.

It is the policy of the Board of Directors that all directors should attend the annual meetings in person or by teleconference. Last year all seven directors attended.

AUDIT	COMPENSATION	NOMINATING & CORPORATE GOVERNANCE
R. Wayne Jackson (Chair) Dale Strang Rudolph F. Crew	Dale Strang (Chair) R. Wayne Jackson Rudolph F. Crew	Charles P. Amos (Chair) Rudolph F. Crew Dale Strang

Audit Committee. According to its charter, the Audit Committee is to consist of at least three members, each of whom shall be a non-employee director who has been determined by the Board to meet the independence requirements under Nasdaq rules, and also Rule 10A-3(b)(1) of the SEC, subject to the exemptions provided in Rule 10A-3(c). A copy of our Audit Committee Charter is located under the “Corporate Governance” tab on our website at www.boxlight.com. At present, the Audit Committee members consist of Mr. Jackson, Mr. Strang and Dr. Crew. All members of the Audit Committee are independent Directors. The Audit Committee will assist the Board by overseeing the performance of the independent auditors and the quality and integrity of our internal accounting, auditing and financial reporting practices. The Audit Committee is responsible for retaining (subject to shareholder ratification) and, as necessary, terminating the engagement of, the independent auditors, annually reviewing the qualifications, performance and independence of the independent auditors and the audit plan, fees and audit results, and pre-approving audit and non-audit services to be performed by the auditors and related fees. Our Board had previously determined Mr. Jackson meets the requirements of being an “audit committee financial expert,” as defined by the rules and regulations of the SEC, and, as a result, he serves as Chair of the Audit Committee.

Compensation Committee. The Compensation Committee members are Mr. Strang, Mr. Jackson and Dr. Crew, with Mr. Strang serving as Chair of the Compensation Committee. The Compensation Committee makes recommendations to the Board concerning salaries and incentive compensation for our officers, including our principal executive officer, and employees and administers our stock option plans. A copy of our Compensation Committee Charter is located under the “Corporate Governance” tab on our website at www.boxlight.com.

Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee members are Mr. Amos, Dr. Crew and Mr. Strang, with Mr. Amos serving as Chair of the Corporate Governance and Nominating Committee. All members of the Corporate Governance and Nominating Committee are independent Directors. The Corporate Governance and Nominating Committee assists the Board in identifying qualified individuals to become Board members, in determining the composition of the Board and in monitoring the process to assess Board effectiveness. A copy of our Corporate Governance and Nominating Committee Charter is located under the “Corporate Governance” tab on our website at www.boxlight.com.

BOXLIGHT CORPORATION	9

Audit Committee

MEMBERS	MEETINGS HELD IN 2021: 6
R. Wayne Jackson (Chair) Dale Strang Rudolph F. Crew
KEY RESPONSIBILITIES
●
Review and discuss the financial statements for the year ended.
●
Discuss with the Company’s independent accountants the matters required to be discussed by the statement on Auditing Standards No. 61, as amended
●
Review written disclosures and letters from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence and discuss with the independent accountant the independent accountant’s independence.

COMPENSATION Committee

MEMBERS	MEETINGS HELD IN 2021: 5
Dale Strang (Chair) R. Wayne Jackson Rudolph F. Crew
KEY RESPONSIBILITIES
●
Make recommendations to the Board of Directors concerning the salaries and incentive compensation for our officers, including our principal executive officer, and employees and also administers our stock option plan.

NOMINATING AND CORPORATE GOVERNANCE Committee

MEMBERS	MEETINGS HELD IN 2021: 1
Charles P. Amos (Chair) Rudolph F. Crew Dale Strang
KEY RESPONSIBILITIES
● Assist the Board in identifying qualified individuals to become Board members, in determining the composition of the Board and in monitoring Board effectiveness.

10	2022 PROXY STATEMENT

Considerations in Evaluating Director Nominees

The Board of Directors is responsible for overseeing the Company’s business consistent with its fiduciary duty to the shareholders. This significant responsibility requires highly skilled individuals with various qualities, attributes and professional experience. There are general requirements for service on the Board that are applicable to Directors and there are other skills and experience that should be represented on the Board as a whole but not necessarily by each director. The Corporate Governance and Nominating Committee considers the qualifications of director candidates individually and in the broader context of the Board’s overall composition and the Company’s current and future needs.

Shareholder Recommendations for Nominations to the Board of Directors

We do not currently have a procedure by which security holders may recommend nominees to the Board. Prior to the listing of our common stock on NASDAQ, as a private company with a limited shareholder base, we did not believe that it was important to provide such a procedure. However, as a publicly traded NASDAQ company with the requirement to hold annual shareholder meetings, we will consider implementing such a policy in the future.

Communications with the Board of Directors

Shareholders can mail communications to the Board of Directors, c/o Secretary, Boxlight Corporation, 2750 Premiere Parkway, suite 900, Duluth, Georgia 30097, who will forward the correspondence to each addressee.

BY EMAIL investor.relations@boxlight.com	BY WRITING 2750 Premiere Parkway, Suite 900 Duluth, Georgia 30097

Corporate Governance Guidelines and Code of Business Conduct and Ethics

We have adopted a written code of business conduct and ethics that applies to our Directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A copy of the code will be made available on the Corporate Governance section of our website, which is located at www.boxlight.com. If we make any substantive amendments to, or grant any waivers from, the code of business conduct and ethics for any officer or director, we will disclose the nature of such amendment or waiver on our website or in a current report on Form 8-K.

BOXLIGHT CORPORATION	11

Role of the Board of Directors in Risk Oversight

Mr. Pope holds the positions of Chief Executive Officer and Chairman of the Board of the Company. The Board believes that Mr. Pope’s services as Chief Executive Officer and Chairman of the Board is in the best interest of the Company and its shareholders. Mr. Pope possesses detailed and in-depth knowledge of the issues, opportunities and challenges facing us in our business and is thus best positioned to develop agendas that ensure that the Board’s time and attention are focused on the most critical matters relating to the business. His combined role enables decisive leadership, ensures clear accountability, and enhances the Company’s ability to communicate its message and strategy clearly and consistently to our shareholders, employees and customers.

The Board has not designated a lead independent director. The independent directors can call and plan their executive sessions collaboratively and, between meetings of the Board, communicate with management and one another directly. Under these circumstances, the Directors believe designating a lead independent director to take on responsibility for functions in which they all currently participate might detract from rather than enhance performance of their responsibilities as Directors.

Director Compensation

We reimburse all members of our Board of Directors for their direct out of pocket expenses incurred in attending meetings of our Board. This table summarizes the compensation paid to each of our non-executive Directors and independent Directors during the fiscal year ended December 31, 2021 who served in such capacity at any time during such fiscal year.

EQUITY COMPENSATION

	Fees Earned or	Stock
	Paid in Cash	Awards	Total
Name	($)	($)	($)
Rudolph F. Crew	-	65,960	65,960
James Mark Elliott	-	65,960	65,960
Dale Strang	-	65,960	65,960
Tiffany Kuo	-	65,960	65,960
Charles P. Amos	-	52,738	52,738
R. Wayne Jackson	-	52,738	52,738

1.)	Dr. Crew was granted 23,063 restricted stock units, which units automatically convert into an equal number of shares Class A Common Stock upon vesting, with vesting to occur in equal quarterly installments over a one year period commencing May 24, 2021.
2.)	Mr. Elliott was granted 23,063 restricted stock units, which units automatically convert into an equal number of shares Class A Common Stock upon vesting, with vesting to occur in equal quarterly installments over a one year period commencing May 24, 2021.
3.)	Mr. Strang was granted 23,063 restricted stock units, which units automatically convert into an equal number of shares Class A Common Stock upon vesting, with vesting to occur in equal quarterly installments over a one year period commencing May 24, 2021.
4.)	Ms. Kuo was granted 23,063 restricted stock units, which units automatically convert into an equal number of shares Class A Common Stock upon vesting, with vesting to occur in equal quarterly installments over a one year period commencing May 24, 2021.
5.)	On June 30, 2020, Mr. Amos entered into a letter agreement with the Company pursuant to which he would annually receive $50,000 of the Company’s restricted stock units (“RSUs”), which will vest quarterly over a one-year period, pursuant to the company’s 2014 Equity Incentive Plan. On February 24, 2021, he was granted 18,440 RSUs which vest in substantially equal quarterly installments over on year.
6.)	On June 30, 2020, Mr. Jackson entered into a letter agreement with the Company pursuant to which he would annually receive $50,000 of the Company’s RSUs, which will vest quarterly over a one-year period, pursuant to the company’s 2014 Equity Incentive Plan. On February 24, 2021, Mr. Jackson was granted 18,440 RSUs which vest in substantially equal quarterly installments over one year.

12	2022 PROXY STATEMENT

Proposal 1: Election of Directors

What am I voting on and how should I vote?

You are being asked to elect seven (7) Directors at the Annual Meeting. Each of the Directors elected at the Annual Meeting will commence their term at the end of the Annual Meeting and serve until the next Annual Meeting, until a successor has been elected and qualified, or until such director’s earlier resignation or removal.

We believe that each of the nominees brings a set of experience and qualifications that positions our Board well to lead the Company in the best interest of shareholders.

The Board of Directors therefore recommends you vote “FOR” each of the nominees set forth below.

Nominees

1.	Michael Pope (Chairman)
2.	James Mark Elliott
3.	Tiffany Kuo
4.	Rudolph F. Crew
5.	Dale Strang
6.	R. Wayne Jackson
7.	Charles P. Amos

Vote Required

A majority of the shares present in person or by proxy and entitled to vote at our 2022 Annual Meeting is required to approve Proposal No. 1.

BOXLIGHT CORPORATION	13

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm

What am I voting on and how should I vote?

You are being asked to ratify the appointment of FORVIS LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022. Although our governing documents do not require us to submit this matter to shareholders, the Rules of the Nasdaq Stock Market require that we submit this matter to a vote, and the Board also believes that asking shareholders to ratify the appointment of FORVIS, LLP is consistent with best practices in corporate governance.

We believe that FORVIS LLP offers services on par with the best in their industry and is sufficiently qualified to conduct their duties as independent auditor.

The Board of Directors therefore recommends that you vote “FOR” the ratification of the appointment of FORVIS, LLP as Boxlight’s independent registered public accounting firm for the fiscal year ending December 31, 2022.

Fees Paid to the Independent Public Accounting Firm

The following table presents fees for professional audit services and other services rendered to us by FORVIS, LLP for our fiscal years ended 2021 and 2020.

	2021	2020
	(In thousands)
Audit Fees [1]	$635,750	$458,800
Tax Fees [2]	$147,940	$-
Audit-related and Other Fees [3]	$149,684	$200,811
Total Fees	$933,374	$659,611

1.

Audit fees consist of fees for professional services rendered by the principal accountant for the audit of the Company’s annual financial statements and review of the financial statements included in the Company’s Form 10-K and for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements.

2.	Tax fees include the preparation of federal tax returns as well as tax planning and consultation on new tax legislation, regulations, rulings, and developments.
3.

Audit-related fees consist primarily of fees for assurance and related services by the accountant that are reasonably related to the performance of the audit or review of the Company’s financial statements.

14	2022 PROXY STATEMENT

Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

In accordance with the SEC’s auditor independence rules, the Audit Committee has established the following policies and procedures by which it approves in advance any audit or permissible non-audit services to be provided to the Company by its independent auditor.

Prior to the engagement of the independent auditor for any fiscal year’s audit, management submits to the Audit Committee for approval lists of recurring audit, audit-related, tax and other services expected to be provided by the auditor during that fiscal year. The Audit Committee adopts pre-approval schedules describing the recurring services that it has pre-approved, and is informed on a timely basis, and in any event by the next scheduled meeting, of any such services rendered by the independent auditor and the related fees.

The fees for any services listed in a pre-approval schedule are budgeted, and the Audit Committee requires the independent auditor and management to report actual fees versus the budget periodically throughout the year. The Audit Committee will require additional pre-approval if circumstances arise where it becomes necessary to engage the independent auditor for additional services above the amount of fees originally pre-approved. Any audit or non-audit service not listed in a pre-approval schedule must be separately pre-approved by the Audit Committee on a case-by-case basis. Every request to adopt or amend a pre-approval schedule or to provide services that are not listed in a pre-approval schedule must include a statement by the independent auditors as to whether, in their view, the request is consistent with the SEC’s rules on auditor independence.

The Audit Committee will not grant approval for:

●	any services prohibited by applicable law or by any rule or regulation of the SEC or other regulatory body applicable to the Company;
●	provision by the independent auditor to the Company of strategic consulting services of the type typically provided by management consulting firms; or
●	the retention of the independent auditor in connection with a transaction initially recommended by the independent auditor, the tax treatment of which may not be clear under the Internal Revenue Code and related regulations and which it is reasonable to conclude will be subject to audit procedures during an audit of the Company’s financial statements.

Subject to certain exceptions, tax services proposed to be provided by the auditor to any director, officer or employee of the Company who is in an accounting role or financial reporting oversight role must be approved by the Audit Committee on a case-by-case basis where such services are to be paid for by the Company, and the Audit Committee will be informed of any services to be provided to such individuals that are not to be paid for by the Company.

In determining whether to grant pre-approval of any non-audit services in the “all other” category, the Audit Committee will consider all relevant facts and circumstances, including the following four basic guidelines:

●	whether the service creates a mutual or conflicting interest between the auditor and the Company;
●	whether the service places the auditor in the position of auditing his or her own work;
●	whether the service results in the auditor acting as management or an employee of the Company; and
●	whether the service places the auditor in a position of being an advocate for the Company.

BOXLIGHT CORPORATION	15

Vote Required

A majority of the shares present in person or by proxy and entitled to vote at our 2022 Annual Meeting is required to approve Proposal No. 2.

16	2022 PROXY STATEMENT

Proposal 3: Advisory Vote on Executive Compensation (“Say on Pay”)

What am I voting on and how should I vote?

This proposal gives our shareholders the opportunity to vote to approve, on an advisory, non-binding basis, in accordance with Section 14A of the Exchange Act, the compensation of our Named Executive Officers (or NEOs), as disclosed in this Proxy Statement. At our Annual Meeting of Shareholders held on June 25, 2021 (the “2021 Annual Meeting”), a majority of the votes cast on the say-on-pay proposal were cast “For” the approval of the compensation of our NEOs.

The Board of Directors therefore recommends you vote “FOR” the Resolution that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Executive Compensation, compensation tables, and narrative discussions to be hereby APPROVED.

Approval on an advisory basis of the compensation of our named executive officers is an ordinary resolution and must receive the affirmative vote of a majority of the votes cast in person or by proxy at the 2022 Annual Meeting in order to be approved.

THE TEXT OF THE RESOLUTION IN RESPECT OF PROPOSAL 3 IS AS FOLLOWS:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K in this proxy statement in the section entitled “Executive Compensation,” including the compensation tables and narrative discussions set forth therein.”

ADVISORY VOTE ONLY

This vote is advisory, and therefore not binding on the Company, the Compensation Committee or the Board of Directors. However, the Compensation Committee will consider the outcome of the vote when considering future executive compensation arrangements. Abstentions and broker non-votes will have no effect on the vote on this proposal.

BOXLIGHT CORPORATION	17

Audit Committee Report

The information contained in the following Audit Committee Report shall not be deemed to be soliciting material or to be filed with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference into such filing.

With respect to the audit of Company’s financial statements for the year ended December 31, 2021, the Audit Committee:

●	has reviewed and discussed the audited financial statements with management;
●	has discussed with the Company’s independent accountants the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and
●	has received the written disclosures and the letter from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with the independent accountant the independent accountant’s independence.

Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.

Respectfully submitted by the members of the audit committee of the Board of Directors:

R. Wayne Jackson (Chair)

Dale Strang

Rudolph F. Crew

18	2022 PROXY STATEMENT

Executive Compensation

Summary Compensation Table

The following table sets forth information regarding the compensation of our named executive officers for the years ended December 31, 2021 and December 31, 2020:

			Bonus	Stock	Option
Name and		Salary	Awards	Awards	Awards	Total
Principal Position	Year	($)	($)	($)	($)	($)
Michael Pope	2021	300,000	300,000	-	2,468,191	3,068,178
Chief Executive	2020	274,111	300,000	-	400,601	974,712
Officer
James Mark Elliott	2021	58,692	-	-	70,000	128,692
Former Chief	2020	123,369	-	-	134,213	257,852
Executive Officer
Mark Starkey	2021	280,351	188,962	-	332,000	469,313
President	2020	71,233	32,942	-	-	436,175

Henry Nance	2021	379,022	-	-	-	379,022
Chief Operating	2020	200,850	180,000	-	324,143	704,981
Officer
Patrick Foley	2021	274,203	120,249	-	-	394,452
Chief Financial	2020	62,027	-	-	332,000	394,027
Officer
Takesha Brown	2021	14,152	-	-	-	14,152
Former Chief	2020	169,950	-	-	176,900	346,850
Financial Officer
Shaun Marklew	2021	274,367	120,249	-	-	394,616
Chief Technology	2020	239,514	49,400	-	-	288,914
Officer

1.)	Mr. Pope was appointed to the position of Chief Executive Officer and Chairman on March 20, 2020. He has served as an executive officer since July 15, 2015 and a director since September 18, 2014.
2.)	Mr. Elliott served as our Chief Executive Officer until January 2020, at which time he stepped down to assume a part-time position with the Company while continuing his role as a director. He is now retired as an employee but continues to serve as a director.
3.)	Mr. Starkey was appointed as President of the Company in November 2020. Prior to that, Mr. Starkey had served as President of Sahara from February 2020 until November 2020 and Senior Director, EMEA and head of Sales Strategy for Western Europe at Dell and EMC from October 2015 through February 2020.
4.)	Mr. Foley was appointed as Chief Financial Officer in January 2021, replacing Ms. Brown, whose previously announced resignation was effective at the same time. Ms. Brown’s resignation was for personal reasons and not as the result of disagreements between Ms. Brown and the Company on any matter relating to the Company’s operations, policies or practices. Prior to his appointment as Chief Financial Officer, Mr. Foley served as Chief Financial Officer of Sahara from January 2020 until January 2021.
5.)	On March 20, 2020, the Company granted Mr. Foley 186,484 restricted common shares. These shares vested over a one-year period and had an aggregated fair value of approximately $76,000.
6.)	On January 2, 2020, the Company granted Mr. Nance 100,000 options with an exercise price of $1.15, a term of five years and vesting over a one-year period. The options had a fair value of approximately $88,000 on the date of grant that was calculated using the Black-Scholes option-pricing method.
7.)	On January 13, 2020, the Company granted Mr. Elliott 50,000 options with an exercise price of $1.20, a term of five years and vesting over a one-year period. The options had a fair value of approximately $46,000 on the date of grant that was calculated using the Black-Scholes option-pricing method.
8.)	On April 15, 2020, the Company granted Mr. Nance 400,000 options with an exercise price of $0.70, a term of five years and vesting over a four-year period. The options had a fair value of approximately $236,000 on the date of grant that was calculated using the Black-Scholes option-pricing method.
9.)	On April 15, 2020, the Company granted Ms. Brown 300,000 options with an exercise price of $0.70, a term of five years and vesting over a four-year period. The options had a fair value of approximately $177,000 on the date of grant that was calculated using the Black-Scholes option-pricing method.
10.)	On September 25, 2020, the Company granted Mr. Foley 200,000 restricted stock units. These shares vested over a four-year period and had an aggregated fair value of approximately $332,000.

BOXLIGHT CORPORATION	19

11.)	On January 2, 2019, the Company granted Mr. Marklew 100,000 options with an exercise price of $1.30, a term of five years and vesting over a one-year period. The options had a fair value of approximately $111,000 on the date of grant that was calculated using the Black-Scholes option-pricing method.
12.)	Mr. Pope’s bonus was earned in calendar year 2020 and paid in 2021.
13.)	Mr. Pope’s 2021 bonus was paid in August 2022.
14.)	On March 20, 2021, the Company granted Mr. Pope 875,245 restricted stock units that vest over a one-year period and had an aggregate fair value of approximately $2,500,000.
15.)	On February 24, 2021, the Company granted Mr. Elliott, in his role as a member of the Board of Directors, was granted 24,476 shares of restricted common stock with an aggregate value of approximately $70,000.

Outstanding Equity Awards

The following table sets forth information concerning outstanding equity awards held by each of our named executive officers as of December 31, 2021:

Option Awards
		Number of	Number of
		Securities	Securities
		Underlying	Underlying
		Unexercised	Unexercised		Option
	Grant	Options (#)	Options (#)		Expiration
Name	Date	Exercisable	Unexercisable		Date
Michael Pope	January 2, 2018,	446,667	-	$0.70 - $5.01	January 2, 2023,
	January 2, 2019,				January 2, 2024,
	January 2, 2020,				January 2, 2025,
	April 15, 2020				April 15, 2025
Takesha Brown	February 14, 2018,	134,375	-	$0.70 - $5.60	February 14, 2023,
	March 19, 2018,				March 19, 2023,
	April 4, 2019,				April 4, 2023,
	April 15, 2020				45762
Henry Nance	November 30, 2017,	710,687	-	$0.70 - $7.00	September 18, 2019,
	December 31, 2017,				September 18, 2019,
	January 2, 2018,				January 2, 2023,
	January 2, 2019,				January 2, 2024,
	January 2, 2020,				January 2, 2025,
	April 15, 2020				April 15, 2025

	Stock Awards
				Equity Incentive Plan	Equity incentive plan
		Number of		Awards; number of ;	Awards; market or
		Shares or Units	Market Value of	Unearned Shares,	Payout value of
		Of Stock That	Shares or Units of	Units or other rights	Unearned shares, units
	Grant	Have Not	Stock that have	That have not vested	or other rights that
Name	Date	Vested (#)	Not Vested ($)	($)	have not vested ($)
Michael Pope	N/A	-	-	218,811	301,959

Patrick Foley	N/A	-	-	137,500	189,750

Mark Starkey	N/A	-	-	137,500	189,750

Shaun Marklew	N/A	-	-	137,500	189,750

Employment Arrangements with Our Named Executive Officers

As of the year ended December 31, 2021, we had employment agreements in place with Messrs. Pope, Starkey, Foley, Nance and Marklew, the terms of which are set forth below. In addition, we had employment agreements in place with Mr. Elliott and Ms. Brown, prior to their resignations in January 2020 and January 2021, respectively.

20	2022 PROXY STATEMENT

Michael Pope. On March 20, 2020, the Company entered into an amended and restated employment agreement with Mr. Pope, replacing his November 30, 2017 employment agreement, pursuant to which Mr. Pope was appointed to the position of Chief Executive Officer, President and Chairman. Under the amended and restated employment agreement, Mr. Pope was to receive a base salary of $300,000 per year, up to $600,000 in an annual performance bonus in the event he achieves certain performance goals as set by the Board of Directors, and 186,484 shares of Class A common stock of the Company, which shares will vest in equal installments over 12 months. In addition, on each anniversary of Mr. Pope’s employment, he was to receive an additional equity grant equal to 1% of the outstanding common stock of the Company, on a fully diluted basis, that will vest over 12 months.

On February 14, 2022, with an effective date of January 1, 2022, the Company entered into a new employment agreement (the “New Employment agreement”) with Mr. Pope, extending the term of his employment with the Company. Under the terms of the New Employment Agreement, Mr. Pope will receive base compensation of $400,000 per year, eligibility for an annual performance bonus of between $350,000 to $525,000 depending on the achievement of certain performance goals established by the Board of Directors, along with a grant of 163,637 Restricted Stock Units, valued at approximately $180,000, and $420,000 in the form of options to purchase Class A Common Stock, both of which are valued using the Black-Scholes Model with the Company’s customary inputs. Mr. Pope will also continue to be eligible to participate in customary fringe benefit plans and programs, as may be generally available to senior executives of the Company from time to time. The New Employment Agreement continues through December 31, 2024 (the “Initial Term”), which Initial Term may be renewed or extended by mutual agreement of the Company and Mr. Pope. The New Employment Agreement supersedes in its entirety the terms of the prior employment agreements between Mr. Pope and the Company dated November 30, 2017 and March 20, 2020.

Mr. Pope’s agreement contains confidentiality and non-competition and non-solicitation covenants that continue during and for two years following the expiration of his employment agreement; provided, that such restrictive covenants expire immediately if we breach his employment agreement or, in nine months, if we elect to terminate his employment prior to the expiration of the term of the agreement for reasons other than for cause (as defined in the employment agreement).

James Mark Elliott. The Company entered into an amended and restated employment agreement with Mr. Elliott, dated January 13, 2020 pursuant to which Mr. Elliott shall receive a base salary of $120,000 per year and shall, upon evaluation of his performance by the Company’s CEO, be eligible for an annual cash bonus of $50,000. In addition to (and not in lieu of) the Base Salary, the Corporation shall grant to the Mr. Elliott stock options (vesting in equal monthly installments over a one-year period commencing on January 13, 2020 (the “Grant Date”), entitling the Mr. Elliott to purchase shares of Common Stock of the Corporation which shall represent Fifty Thousand (50,000) shares, pursuant to the Corporation’s 2014 Stock Incentive Plan (the “2014 Plan”). The exercise price for each of the stock option grants will be the closing market price on the grant date. Upon termination, the Employee has one year from the termination date to exercise any vested options. Mr. Elliott resigned from his position in January 2020, at which time he stepped down to assume a part-time position with the company while continuing his role as director.

BOXLIGHT CORPORATION	21

Mr. Elliott’s employment agreement also contained confidentiality and non-competition and non-solicitation covenants that continue during and for two years following the expiration of his employment agreement; provided, that such restrictive covenants expire immediately if we breach his employment agreement or, in nine months, if we elect to terminate him employment prior to the expiration of the term of the agreement for reasons other than for cause (as defined in the employment agreement).

Mark Starkey. Mr. Starkey is compensated pursuant to the terms of his employment agreement with Sahara, originally dated, as amended by a deed of variation, dated September 24, 2020 (the “Deed of Variation”), Mr. Starkey receives annual compensation of £200,000, a quarterly bonus of £12,500 if he meets 90% of a gross profit target and £25,000 if he achieves 100% of the gross profit target, as such gross profit target may be set by the Corporation’s Board of Directors or compensation committee, with a maximum annual bonus of up to £100,000. Mr. Starkey is entitled to 27 days of vacation, a company vehicle, and is required to provide the Company with 12 months’ advance notice prior to resignation.

Patrick Foley. Mr. Foley was compensated pursuant to the terms of his employment agreement with Sahara Presentation Systems, originally dated April 7, 2020 (the “Foley Employment Agreement”), as amended by a deed of variation, dated September 24, 2020 (the “Foley Deed of Variation”), Mr. Foley receives annual compensation of £175,000, a quarterly bonus of £6,250 if he meets 90% of a gross profit target and £12,500 if he achieves 100% of the gross profit target, as such gross profit target may be set by the corporation’s Board of Directors or compensation committee, with a maximum annual bonus of up to £50,000. Mr. Foley is entitled to 27 days of vacation, a yearly car allowance of £9,600, and is required to provide six months’ advance notice prior to resignation. Mr. Foley served as our Chief Financial Officer through July 5, 2022, after which time he has acted as a consultant for the Company.

Henry “Hank” Nance. The Company entered into an employment agreement with Mr. Nance, dated as of November 30, 2017, pursuant to which Mr. Nance shall receive a base salary of $195,000 per year and shall, upon evaluation of his performance and at the discretion of the Company’s chief executive officer, be awarded a cash bonus in the amount of $25,000 on a quarterly basis commencing on the quarter ending December 31, 2017. In addition to (and not in lieu of) the base salary, the Company shall grant Mr. Nance employee stock options to purchase up to 200,000 shares of common stock (vesting in equal monthly installments over a one-year period, commencing on January 31, 2018), pursuant to the Corporation’s 2014 Stock Incentive Plan.

Mr. Nance’s agreement contains confidentiality and non-competition and non-solicitation covenants that continue during and for two years following the expiration of his employment agreement; provided that such restrictive covenants expire immediately if we breach his employment agreement or, in nine months, if we elect to terminate his employment prior to the expiration of the term of the agreement for reasons other than cause (as defined in the employment agreement).

Takesha Brown. The Company entered into an employment agreement with Ms. Brown, dated as of March 19, 2018, pursuant to which Ms. Brown shall receive a base salary of $165,000 per year and shall, upon evaluation of her performance and at the discretion of the Company’s chief executive officer, be awarded a cash bonus in the amount of $12,500 on a quarterly basis commencing on the quarter ending June 30, 2018. In addition to (and not in lieu of) the base salary, the Company shall grant Ms. Brown employee stock options to purchase up to 35,000 shares of common stock (vesting in equal monthly installments over a one-year period, commencing on March 19, 2018), pursuant to the Corporation’s 2014 Stock Incentive Plan. On February 26, 2020, the Company entered into an amended and restated employment agreement with Ms. Brown pursuant to which she received a base salary of $170,000.

22	2022 PROXY STATEMENT

Ms. Brown’s agreement contained standard confidentiality, non-competition and non-solicitation covenants that continue during and for two years following the expiration of her employment agreement; provided, that such restrictive covenants expire immediately if we breach her employment agreement or, in nine months, if we elect to terminate her employment prior to the expiration of the term of the agreement for reasons other than for cause (as defined in the employment agreement). Ms. Brown tendered her resignation effective January 14, 2021, at which time Mr. Foley assumed his appointment as the Company’s Chief Financial Officer. Ms. Brown’s resignation was for personal reasons and not as the result of disagreements between Ms. Brown and the Company on any matter relating to the Company’s operations, policies or practices.

Shaun Marklew. Mr. Marklew, originally Chief Operating Officer of Sahara, is compensated pursuant to the terms of his employment agreement with Sahara. Under his employment agreement, dated January 1, 2019, as amended by a deed of variation, dated September 24, 2020. Mr. Marklew receives annual compensation of £175,000, a quarterly bonus of £6,250 if he meets 90% of a gross profit target and £12,500 if he achieves 100% of the gross profit target, as such gross profit target may be set by the Company’s Board of Directors or compensation committee, with a maximum annual bonus of up to £50,000. Mr. Marklew is entitled to 27 days of vacation, a yearly car allowance of £9,600, and is required to provide the six months’ advance notice prior to resignation.

Equity Compensation Plan Information

2014 Stock Option Plan and 2021 Equity Compensation Plan

The Company has two equity incentive plans, both of which have been approved by the Company’s shareholders: (i) the 2014 Equity Incentive Plan, as amended (the “2014 Plan”), pursuant to which a total of 6,390,438 shares of the Company’s Class A common stock have been approved for issuance, and (ii) the 2021 Equity Incentive Plan (the “2021 Plan”), pursuant to which a total of 5,000,000 shares of the Company’s Class A common stock have been approved for issuance. Each of the 2014 Plan and the 2021 Plan allow for issuance of shares of our Class A common stock, whether through restricted stock, restricted stock units, options, stock appreciation rights or otherwise, to the Company’s officers, Directors, employees and consultants. As of December 31, 2021, no shares remained available for issuance under the 2014 Plan and a total of 4.0 million shares remained available for issuance under the 2021 Plan.

The following table provides information as of December 31, 2021 about our equity compensation plans and arrangements.

Securities
	Number of		Remaining Available for
	Securities to be	Weighted Average	Future Under
	Issued upon Exercise	Exercise Price	Equity Compensation
	of Outstanding	of Outstanding	Plans (excluding
	Options, Awards,	Options, Warrants	securities reflected
	and Rights	and Rights	in column (a))
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by security holders	6,467,041	$2.02	3,249,000
Equity compensation plans not approved by security holders	1,674,313	1.66	—
Total	8,141,354		$3,249,084

1.)	Consists of 6,390,438 shares approved for issuance under the 2014 Plan and 5,000,000 shares approved for issuance under the 2021 Plan.
2.)	Includes 2,725,400 equity incentive grants issued to Sahara employees in conjunction with our acquisition of Sahara Presentation Systems.

BOXLIGHT CORPORATION	23

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of August 15, 2022, certain information with respect to the beneficial ownership of our Class A common stock, by each beneficial owner of more than 5% of the Company’s Class A common stock, each director and each named executive officer and all Directors and executive officers of the Company as a group, except as qualified by the information set forth in the Footnotes to this table. As of August 15, 2022, 73,627,915 shares of our Class A common stock were issued and outstanding.

Unless otherwise indicated, the address for each of the selling shareholders named below is c/o Boxlight Corporation, 2750 Premiere Parkway, Suite 900, Duluth, Georgia 30097.

	Shares beneficially owned
Name of Beneficial Owner	Shares	Percentage	**
5% Shareholders:
Armistice Capital Master Fund Ltd.	7,352,940	9.99%
Named Executive Officers
Michael Pope	2,213,251	3.01%
Mark Starkey		*
Henry Nance	1,168,761	1.78%
Greg Wiggins	-	-
Shaun Marklew	264,750	*
Directors
James Mark Elliott	534,851	0.73%
Rudolph F. Crew	186,620	*
Dale Strang	362,453	*
Tiffany Kuo	337,453	*
Charles P. Amos	130,298	*
R. Wayne Jackson	130,298	*
All directors and executive officers as a group (11 Persons)	5,328,735	7.24%

* *	calculated based on 73,627,915 shares of Class A common stock outstanding as of August 15, 2022.
*	denotes less than 1%
1.)

Michael Pope is our Chief Executive Officer. His holdings include 593,621 shares of Class A Common Stock issuable upon exercise of stock options. His holdings include 9,091 RSUs that will vest and be converted into 9,091 shares of Class A Common Stock within 60 days as well as 600,448 shares which remain subject to certain vesting conditions and assume continuous employment of Mr. Pope.

2.)

Mark Starkey is our President. His holdings include 18,750 RSUs that will vest and be converted into 18,750 shares of Class A Common Stock within 60 days, as well as 206,250 RSUs which remain subject to vesting conditions and assume continuous employment of Mr. Starkey.

3.)

Henry F. Nance is our Chief Operating Officer. His holdings include 122,741 shares of Class A Common Stock and 777,354 Class A Common Stock issuable upon exercise of stock options. His holdings include 6,025 RSUs that will vest and be converted into 6,025 shares of Class A Common Stock within 60 days. Includes 260,416 shares which remain subject to vesting conditions and assume continuous employment of Mr. Nance.

4.)

Greg Wiggins is our Chief Financial Officer. While Mr. Wiggins does not presently hold any shares of BOXL Class A Common Stock, pursuant to the terms of his employment agreement, Mr. Wiggins has been granted options to purchase 150,000 shares of Class A Common Stock, which options will vest in equal quarterly installments over a period of one year following commencement of his employment.

5.)

Shaun Marklew is our Chief Technology Officer. His holdings include 18,750 shares of Class A Common Stock, and restricted stock units that will vest and be converted into 18,750 shares of Class A Common Stock within 60 days, as well as 206,250 shares which remain subject to certain vesting conditions and assume continuous employment of Mr. Marklew.

24	2022 PROXY STATEMENT

6.)

James Mark Elliott is a Director and our former Chief Executive Officer. His holdings include 123,611 shares of Class A Common Stock and restricted stock units, of which 9,690 will vest and be converted into 9,690 shares of Class A Common Stock within 60 days and 488,760 shares of Class A Common Stock issuable upon exercise of a fully vested stock options.

7.)

Rudolph F. Crew is a Director on our Board of Directors. His holdings include 23,063 shares of Class A Common Stock, 63,751 shares of Class A Common Stock issuable upon exercise of stock options, and restricted stock units that will vest and be converted into 9,690 shares of Class A Common Stock within 60 days, as well as 90,116 shares which remain subject to certain vesting conditions.

8.)

Dale Strang is a Director on our Board of Directors. His holdings include Includes Class A Common Stock issuable upon exercise of stock options, and 38,760 of restricted stock units of which 9,690 will vest and be converted into 9,690 shares of Class A Common Stock within 60 days, as well as 83,333 shares which remain subject to certain vesting conditions.

9.)

Tiffany Kuo is a Director on our Board of Directors. Her holdings include 127,083 Class A Common Stock issuable upon exercise of stock options, and restricted stock units of 38,760 of which 9,690 shares will vest and be converted into 9,690 shares of Class A Common Stock within 60 days, as well as 122,093 shares which remain subject to vesting conditions.

10.)

Charles P. Amos is a Director on our Board of Directors. His holdings include 130,928 shares of Class A Common Stock, and restricted stock units that will vest and be converted into 9,960 shares of Class A Common Stock within 60 days, subject to certain vesting conditions, as well as 38,760 shares which remain subject to certain vesting conditions.

11.)

R. Wayne Jackson is a Director on our Board of Directors. His holdings include 130,928 shares of Class A Common Stock, and restricted stock units of which will vest and be converted into 9,690 shares of Class A Common Stock within 60 days, subject to certain vesting conditions, as well as 38,760 shares which remain subject to certain vesting conditions.

BOXLIGHT CORPORATION	25

Related Party Transactions

Management Agreement

On January 31, 2018, the Company entered into a management agreement (the “Management Agreement”) with an entity owned and controlled by our CEO and Chairman, Michael Pope. The Management Agreement is separate and apart from Mr. Pope’s employment agreement. The Management Agreement is effective as of the first day of the same month that Mr. Pope’s employment with the Company terminates, and for a term of 13 months, Mr. Pope will provide consulting services to the Company including sourcing and analyzing strategic acquisitions, assisting with financing activities, and other services. As consideration for the services provided, the Company will pay a management fee equal to 0.375% of the consolidated net revenues of the Company, payable in monthly installments, not to exceed $250,000 in any calendar year. At his option, Mr. Pope may defer payment until the end of each year and receive payment in the form of shares of Class A common stock of the Company.

Sales and purchases – edi

Everest Display Inc., an affiliate of the one of the Company’s shareholders, Amagic Holographics, Inc., a subsidiary of K Laser Technology Inc. (“K Laser”), is a supplier of products to the Company. For the years ended December 31, 2021 and 2020, the Company had purchases of $26,000 and $339,000 respectively, from EDI. For the years ended December 31, 2021 and 2020, the Company had sales of $0 and $36,000, respectively, to EDI. As of December 31, 2021, and 2020, the Company had accounts payable to EDI of approximately of $65,000 and $2.0 million respectively, to EDI.

Related Party Transaction Policy

Our Audit Committee Charter provides that our Audit Committee will be responsible for reviewing and approving in advance any related party transaction. Transactions requiring such pre-approval will include, with certain exceptions set forth in Item 404 of Regulation S-K, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person.

26	2022 PROXY STATEMENT

Questions and Answers About the Meeting

Why am I receiving these materials?

You are receiving these materials because you were a shareholder of Boxlight Corporation (the “Company”) as of August 15, 2022 (the “Record Date”), which is the record date of our 2022 Annual Meeting of Shareholders, which will be held online on Monday, October 10, 2022 at www.virtualshareholdermeeting.com/BOXL2022.

What proposals will be voted on at the Annual Meeting and how does the Board of Directors recommend that i vote?

PROPOSAL 1: ELECTION OF DIRECTORS

The Board of Directors recommends that you vote FOR each director nominee. These individuals bring a range of relevant experiences and overall diversity of perspectives that is essential to good governance and leadership of our company.

PROPOSAL 2: RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTING FIRM

The Board of Directors recommends that you vote FOR the ratification of FORVIS, LLP. This firm is the successor to our prior firm, Dixon Hughes Goodman, LLP, following their merger with another firm on June 1, 2022. We believe the firm has sufficient knowledge and experience to provide our company with a wide range of accounting services that are on par with the best offered in the industry.

PROPOSAL 3: EXECUTIVE COMPENSATION

The Board of Directors recommends that you vote FOR the approval of the Company’s executive compensation plan, on an advisory basis. We believe the numbers that we have prepared are fair and in the best interest of the Company’s executives and shareholders alike.

Who is entitled to vote at the Annual Meeting?

You can vote your shares of Class A Common Stock if our records show that you owned the shares on the Record Date. As of the close of business on the Record Date, a total of 73,627,915 shares of Class A common stock are entitled to vote at the Annual Meeting. Each share of Class A common stock is entitled to one vote on all matters presented at the Annual Meeting.

BOXLIGHT CORPORATION	27

What do I need to do to attend the Annual Meeting virtually?

To attend the meeting online, you will need to log into our 2022 Annual Meeting approximately 10-15 minutes before the start of the meeting, which commences at 11 am ET on October 10, 2022, at www.virtualshareholdermeeting.com/BOXL2022. You may attend as a shareholder, which will entitle you to vote and ask questions, or you may attend as a guest.

What is the difference between holding shares as a shareholder of record and as a beneficial owner?

Shareholders of Record (shares registered in your name):

You hold your shares directly and may vote your shares in accordance with the instructions on your proxy card.

Beneficial Owners (shares registered in the name of your broker, bank or other nominee):

You hold your shares through a brokerage firm and will have to provide instructions to your broker to vote your shares for you.

How do I vote and what are the voting deadlines?

Shareholders of Record (shares registered in your name):

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode available on your proxy card. Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on October 9, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VIA THE INTERNET

VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on October 9, 2022. Have your proxy card in hand when you call and then follow the instructions.

BY TELEPHONE

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
BY MAIL

Attend the virtual meeting by going to www.virtualshareholdermeeting.com/BOXL2022 and logging in using the information contained on your proxy card.
AT THE VIRTUAL MEETING

28	2022 PROXY STATEMENT

In order for your vote to count, you must vote by October 9, 2022 at 11:59 pm. After that, the only way to cast your vote will be by attending the virtual meeting on October 10, 2022 at 11 am ET.
DEADLINE

Can I change my vote or revoke my proxy?

Shareholders of Record (shares registered in your name):

Yes. You can revoke your proxy vote at any time before it is exercised at the Annual Meeting in any of these three ways:

●	by submitting written notice revoking your proxy card to the Secretary of the Company;
●	by submitting another proxy via the Internet or by mail that is dated after your original proxy vote and, if by mail, it is properly signed; or
●	by attending the Annual Meeting online and voting at that time.

Beneficial Owners (shares registered in the name of your broker, bank or other nominee):

If your shares of Boxlight Class A common stock are held by a broker, bank, or other nominee (in “street name”), you will receive instructions from them on how to vote your shares. If your shares are held by a broker and you do not give the broker specific instructions on how to vote your shares, your broker may vote your shares at its discretion on “routine” matters to be acted upon at the annual meeting. However, your shares will not be voted on any “non-routine” matters. An absence of voting instructions on any “non-routine” matters will result in a “broker non-vote.”

The only “routine” matter to be acted upon at the annual meeting is:

●	Proposal 2: Ratification of the appointment of FOVIS, LLP as the Company’s independent auditor for fiscal year ending December 31, 2022.

All other matters to be acted upon at the annual meeting are “non-routine” matters. As such, if you hold all or any portion of your shares in street name and you do not give your broker or bank specific instructions on how to vote your shares, your shares will not be voted on the following “non-routine” matter:

●	Proposal 1: Election of the seven Directors named in this proxy statement.
●	Proposal 3: To approve (on an advisory basis) the Company’s executive compensation.

What is the effect of giving a proxy?

Whichever method you use to transmit your voting instructions, your shares of Boxlight Class A common Stock will be voted as you direct. If you designate the proxy named on the proxy card to vote on your behalf, but do not specify how to vote your shares, they will be voted as follows:

●	Proposal 1: FOR ALL NOMINEES for the election of Directors;
●	Proposal 2: FOR the ratification of the appointment of FORVIS, LLP as the Company’s independent auditor for fiscal year ending December 31, 2022;
●	Proposal 3: FOR the approval (on an advisory basis) the Company’s executive compensation.
●	For any other matters that may arise at the Annual Meeting, such matters will be voted in accordance with the judgment of the persons voting the proxy on any other matter properly brought before the meeting.

If you vote in advance using one of the methods described above, then you may still attend and vote at the meeting. Please see Revoking a Proxy below for additional details.

BOXLIGHT CORPORATION	29

If you vote your proxy, your vote must be received by 11:59 p.m. U.S. Eastern Standard Time on October 9, 2022 in order for your vote to be counted.

What are the effects of abstentions and broker non-votes?

Abstentions and broker-non-votes will be counted for purposes of determining the presence of quorum but will have no effect on the outcome of the votes for the matters set forth in the proxy statement.

An abstention represents the action by a shareholder to refrain from voting “for” or “against” a proposal. “Broker non-votes” represent votes that could have been cast on a particular matter by a broker, as a shareholder of record, but that were not cast because the broker (i) lacked discretionary voting authority on the matter and did not receive voting instructions from the beneficial owner of the shares or (ii) had discretionary voting authority but nevertheless refrained from voting on the matter.

What is a quorum?

Under our amended and restated bylaws, as adopted on June 24, 2021, a quorum at all meetings of our shareholders requires 45% of the holders of our shares of capital stock entitled to vote, represented in person or by proxy.

How many votes are needed for approval of each proposal?

Proposal 1, Proposal 2, and Proposal 3 require the approval of a simple majority of shareholders voting. Since proposal 3 is an advisory vote, there is technically no minimum vote requirement for that proposal.

How are proxies solicited for the Annual Meeting and who is paying for such solicitation?

We do. In addition to sending you these materials and posting them on the internet, some of our employees may contact you by telephone, by mail, by fax, by email or in person. None of these employees will receive any extra compensation for doing this. We may reimburse brokerage firms and other custodians for their reasonable out-of-pocket costs in forwarding these proxy materials to shareholders.

What does it mean if I received more than one Notice?

This may be in error or otherwise reflect that you hold shares in different names. In addition, we may send reminders to ensure that shareholders vote their shares.

Is my vote confidential?

Yes.

30	2022 PROXY STATEMENT

I share an address with another shareholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

You may contact us at Investor Relations, Boxlight Corporation, 2750 Premiere Parkway, Suite 900, Duluth, Georgia 30097 or by email at investor.relations@boxlight.com.

How can I find out the results of the voting at the Annual Meeting?

We will be filing with the Securities and Exchange Commission a Current Report on Form 8-K reporting the results of the Annual Meeting. This Current Report should be filed within two business days of the Annual Meeting.

What is the deadline to propose actions for consideration at next year’s annual meeting of shareholders or to nominate individuals to serve as Directors?

April 16, 2023

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Other Matters

Shareholders’ proposals for the 2023 annual meeting

A shareholder of record may present a proposal for action at the 2023 Annual Meeting provided that we receive the proposal at our executive office no later than April 16, 2023. The proponent may submit a maximum of one (1) proposal of not more than five hundred (500) words for inclusion in our proxy materials for a meeting of security holders. At the 2022 Annual Meeting, management proxies will have discretionary authority, under Rule 14a-4 of the Securities Exchange Act of 1934, to vote on shareholder proposals that are not submitted for inclusion in our proxy statement unless received by us before April 16, 2023.

Fiscal Year 2021 Annual Report and SEC Filings

We file annual and quarterly reports, proxy statements and other information with the SEC. Shareholders may read and copy any reports, statements or other information that we file at the SEC’s public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information about the public reference rooms. Our public filings are also available from commercial document retrieval services and at the Internet Web site maintained by the SEC at www.sec.gov.

Company Website

The Company’s Annual Report on Form 10-K is available on our website at www.boxlightcorp.com.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act requires our executive officers and Directors, and persons who own more than 10% of our common stock, to file reports regarding ownership of, and transactions in, our securities with the Securities and Exchange Commission and to provide us with copies of those filings. Based solely on our review of the copies of such forms furnished to us and written representations by our officers and Directors regarding their compliance with applicable reporting requirements under Section 16(a) of the Exchange Act, we believe that all Section 16(a) filing requirements for our executive officers, Directors and 10% shareholders were met during the year ended December 31, 2021, except for the following:

32	2022 PROXY STATEMENT

Name	Late Reports	Transactions Covered	Number of Shares
Michael Ross Pope	Form 4	Common Stock	875,245
	Form 4	Common Stock	3,500
	Form 4	Common Stock	4,000
	Form 4	Common Stock	490,964
	Form 4	Common Stock	163,637
		Stock Options	494,069
Roger Wayne Jackson	Form 4	Conversion of RSUs into Common Stock	13,587
		Conversion of RSUs into Common Stock	13,587
	Form 4	Conversion of RSUs into Common Stock	13,587
	Form 4	Common Stock	18,440
		Conversion of RSUs into Common Stock	13,587
Charles P. Amos	Form 4	Conversion of RSUs into Common Stock	13,587
		Conversion of RSUs into Common Stock	13,587
	Form 4	Conversion of RSUs into Common Stock	13,587
	Form 4	Common Stock	18,440
		Conversion of RSUs into Common Stock	13,587
Mark Starkey	Form 4	Conversion of RSUs into Common Stock	12,500
		Common Stock	10,000
		Common Stock	10,000
	Form 4	Conversion of RSUs into Common Stock	12,500
	Form 4/A	Conversion of RSUs into Common Stock	12,500
		Common Stock	11,750
		Common Stock	10,000
		Common Stock	10,000
	Form 4/A	Conversion of RSUs into Common Stock	12,500
	Form 4/A	Common Stock	5,875
		Common Stock	20,000
	Form 4	Conversion of RSUs into Common Stock	12,500
		Common Stock	5,875
		Common Stock	27,000
	Form 4	Conversion of RSUs into Common Stock	12,500
		Common Stock	5,875
Rudolph F. Crew	Form 4	Common Stock	3,600
	Form 4	Common Stock	17,297
Dale Strang	Form 4	Common Stock	23,063
		Common Stock	20,000
		Common Stock	20,000
		Common Stock	5,000
		Stock Options	20,000
Tiffany Kuo	Form 4	Common Stock	23,063
Henry “Hank” Nance	Form 4	Common Stock	2,000
James Mark Elliott	Form 4	Common Stock	24,476
		Common Stock	100,000
		Common Stock	100,000
		Stock Options	100,000
Patrick Foley	Form 3	Common Stock	200,000
	Form 4	Common Stock	11,750
		Common Stock	5,875
		Common Stock	5,875
	Form 4	Common Stock	5,875
Shaun Marklew	Form 5	Common Stock	188,250
		Common Stock	5,875
		Common Stock	5,875
		Series B Preferred Stock	195,740
		Series C Preferred Stock	163,117
	Form 4	Common Stock	5,875

*

All reference to RSUs refer to restricted stock units, which are periodically convertible into the Company’s Class A common stock upon achievement of certain vesting conditions. All references to Common Stock refer to the Company’s Class A common stock.

BOXLIGHT CORPORATION	33

BOXLIGHT CORPORATION
2745 PREMIERE PARKWAY
DULUTH, GA 30097

1 OF 2
1
1

SCAN TO
VIEW MATERIALS & VOTE

CONTROL # → 0000000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

PAGE 1 OF 2

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

02 0000000000

Nominees

01) Michael Pope
02) Tiffany Kuo
03) Rudolph F. Crew
04) James Mark Elliott
05) Dale Strang
06) Charles P. Amos
07) R. Wayne Jackson

The Board of Directors recommends you vote FOR proposals 2 and 3.

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

0000577859_1 R1.0.0.24

I II VIEW MATERIALS &VOTE VOTE BY INTERNET-www.proxyvote.com or scan the QR Barcode above information. Vote by 11:59 P.M. ET on October 9, 2022. Have your proxy card in hand f-------------------------+-----, During The Meeting-Go to www yjrtya!sbarebo(derrnutjnq com/BOXL2022 information that is printed in the box marked by the arrow available and follow the VOTE BY PHONE - 1-800-690-6903 on October 9, 2022. Have your proxy card in hand when you call and then follow the NY11717. 123,456,789,012.12345 TO VOTE , MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS : KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED . miD IiI To withhold authority to vote for For All Withhold All For All Except individual nominee(s) , mark " For Except " and write the number(s) of ou vote FOR nominee(s) on the line below . 0 0 0 0 0 0 0 o 05) Dale Strang Tiffany Kuo R . Wayne Jackson 03) Rudolph F . Crew 04) James Mark Elliott ou vote FOR proposa1s 2 and 3 . For 0 0 Against 0 0 Abstain 0 0 FORVIS LLP as the Company's independent public accountants for the fiscal year basis) the Company's executive compensation . operly come before the meeting or any adjournment thereof . ;;;I Please sign exactly as your name(s) appear(s) hereon . When signing as attorney, executor, administrator, or other fiduciary, please give full title as such . Joint owners should each sign personally . All holders must sign . If a corporation or partnership, please sign in full corporate or partnership name by a.uthorized officer . Ln co "Ln 0 0 0 0 SHARES CUSIP # SEQUENCE# JOB# Signature [PLEASE SIGN WITHIN BOX] Signature (Joint Owners) Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 The Board of Directors reconmends y the following : 1. Election of Directors Nominees 01) Michael Pope02) 06) Charles P . Amos07) The Board of Directors reconmends y 2 . To ratify the appointment of ending December 31 , 2022. 3 . To approve (on an advisory NOTE : Such other business as may pr D SCAN TO Use the Internet to transmit your voting instructions and for electronic delivery of when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. You may attend the meeting via the Internet and vote during the meeting. Have the instructions. Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NAME THE COMPANY NAME INC.-COMMON THE COMPANY NAME INC.-CLASS A THE COMPANY NAME INC. -CLASS B THE COMPANY NAME INC. -CLASS C THE COMPANY NAME INC. -CLASS D THE COMPANY NAME INC. -CLASS E THE COMPANY NAME INC. -CLASS F THE COMPANY NAME INC.-401 K CONTROL # I 0000000000000000 I SHARES 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 PAGE OF 2 BOXLIGHT CORPORATION 2745 PREffiERE PARKWAY DULUTH, GA 30097 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 11111111 II II I II II1111 II Ill Ill II II II II Ill II II IIIII I Ill 111111 0.., I

34	2022 PROXY STATEMENT

The AnnualMeeting of the Shareholders of Boxlight Corporation, a Nevada Corporation (•company"), will be held virtually on October 10, 2022 at 11:00 a.m. {ET),at www.virtualshareholdermeeting.com/BOXL2022 Important Notice Regarding the Availability of Proxy Materials for the AnnualMeeting: The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxvvote.com THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE 2022 ANNUAL MEETING OF SHAREHOLDERS OF BOXLIGHT CORPORATION October 10,2022 AT 11;00 AM ET The shareholders hereby appoint Michael Pope and Greg Wiggins, with full power of substitution, who is authorized to vote as specified on the reverse side or, with respect to any matter not set forth on the reverse side, as a majority of those or their substitutes present and acting at the meeting shall determine, all of the shares of Class A Common Stock of Boxlight Corporation that the undersigned would be entitled to vote, if personally present, at the 2022 Annual Meeting of Shareholders and any adjournment thereof. Unless otherwise specified, this proxy will be voted FOR Proposals 1,2 and 3.The Board of Directors recommends a vote FOR Proposals 1,2 and 3. Continued and to be signed on reverse side

BOXLIGHT CORPORATION	35